Exhibit 99.6

MARVELL TECHNOLOGY GROUP LTD.

ATTN: JEAN HU

VICTORIA PLACE, 5TH FLOOR

31 VICTORIA STREET

HAMILTON HM 10

BERMUDA

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MRVL2021SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to help us try to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or accessing them by way of the Internet. To sign up for electronic delivery, please follow the instructions above under Vote By Internet and, when prompted, indicate that you agree to receive e-mail delivery or access proxy materials by way of the Internet in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D27500-S17944	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MARVELL TECHNOLOGY GROUP LTD.

The Board of Directors recommends a vote “FOR” Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.		For	Against	Abstain

1.	THE MARVELL BYE-LAW AMENDMENT PROPOSAL. To approve an amendment to Marvell’s Fourth Amended and Restated Bye-Laws to reduce the shareholder vote required to approve a merger with any other company from the affirmative vote of 75% of the votes cast at a general meeting of the shareholders, the statutory default under Bermuda law, to a simple majority of the votes cast at a general meeting of the shareholders.	☐	☐	☐

2.	THE MARVELL MERGER PROPOSAL. To approve: (i) the Agreement and Plan of Merger and Reorganization, dated as of October 29, 2020, by and among Marvell, Marvell Technology, Inc. (f/k/a Maui HoldCo, Inc.), a wholly owned subsidiary of Marvell (“HoldCo”), Maui Acquisition Company Ltd, a wholly owned subsidiary of HoldCo (“Bermuda Merger Sub”), Indigo Acquisition Corp., a wholly owned subsidiary of HoldCo (“Delaware Merger Sub”), and Inphi Corporation (“Inphi”), pursuant to which (a) Bermuda Merger Sub will be merged with and into Marvell (the “Bermuda Merger”), with Marvell continuing as a wholly owned subsidiary of HoldCo, and (b) Delaware Merger Sub will be merged with and into Inphi, with Inphi continuing as a wholly owned subsidiary of HoldCo; (ii) the statutory merger agreement complying with the requirements of Section 105 of the Companies Act 1981 of Bermuda, as amended; and (iii) the Bermuda Merger.	☐	☐	☐

3.	THE MARVELL ADJOURNMENT PROPOSAL. To approve the adjournment of the Marvell shareholder meeting if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Marvell shareholder meeting to approve the Marvell Bye-Law Amendment Proposal or the Marvell Merger Proposal.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the General Meeting:

The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

D27501-S17944

MARVELL TECHNOLOGY GROUP LTD.

General Meeting of Shareholders

April 15, 2021 2:00 p.m., Pacific Time

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jean Hu and Mitchell Gaynor, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MARVELL TECHNOLOGY GROUP LTD. that the shareholder(s) is/are entitled to vote at the General Meeting of Shareholders to be held at 2:00 p.m., Pacific Time, on April 15, 2021, via the Internet at www.virtualshareholdermeeting.com/MRVL2021SM, and any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and as the proxies named above deem advisable on any other business that may properly come before the General Meeting of Shareholders or any adjournment(s) or postponement(s) thereof.

Continued and to be signed on reverse side